   As Filed with the Securities and Exchange Commission on October 1, 1996
                                                              File No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8*
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                             -----------------------

                               QLOGIC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                Delaware                                       33-0537669
    (State or Other Jurisdiction of                           (IRS Employer
     Incorporation or Organization)                              ID No.)

                              3545 Harbor Boulevard
                          Costa Mesa, California 92626
                    (Address of Principal Executive Offices)

                      QLOGIC CORPORATION STOCK AWARDS PLAN
           QLOGIC CORPORATION NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                       OPTION AGREEMENTS WITH CONSULTANTS
                            (Full Title of the Plan)

                              H.K. DESAI, PRESIDENT
                           AND CHIEF EXECUTIVE OFFICER
                               QLOGIC CORPORATION
                              3545 Harbor Boulevard
                          Costa Mesa, California 92626
                     (Name and Address of Agent for Service)
                     Telephone Number, Including Area Code,
                      of Agent for Service: (714) 438-2200
                             -----------------------

                          Copies of Communications to:

                              JOEL I. BENNETT, ESQ.
                      JEFFER, MANGELS, BUTLER & MARMARO LLP
                      2121 Avenue of the Stars, Tenth Floor
                          Los Angeles, California 90067
                                 (310) 203-8080

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: [ X ]

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                       Proposed           Proposed
            Title of                                    Maximum            Maximum
           Securities               Amount             Offering           Aggregate           Amount of
              to be                  to be               Price            Offering          Registration
           Registered             Registered           Per Share            Price              Fee(1)
--------------------------------------------------------------------------------------------------------
  Common Stock, $0.10 par           250,000              $12.25           $3,062,500            $1,056
  value, to be issued under
  Stock Awards Plan

  Common Stock, $0.10 par            75,000              $12.25            $918,750              $317
  value, to be issued under
  Non-Employee Director
  Stock Option Plan

  Common Stock, $0.10 par            10,000              $12.25            $122,500              $42
  value, to be issued under
  option agreements with
  consultants
========================================================================================================

(1) Estimated in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee based on the last sale reported on the NASDAQ National Market System on September 26, 1996. * As permitted by Rule 429 under the Securities Act of 1933, the prospectus related to this Registration Statement also covers securities registered under Registration Statement No. 33-75814, filed on February 28, 1994.

PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8, THIS REGISTRATION STATEMENT REGISTERS ADDITIONAL SHARES COVERED BY REGISTRATION STATEMENT NO. 33-75814 FILED FEBRUARY 28, 1994 AND THE CONTENTS OF SUCH REGISTRATION STATEMENT ARE INCORPORATED BY REFERENCE EXCEPT AS REVISED HEREIN.



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS


         The Exhibits to this Registration Statement are listed in the Index to Exhibits which is incorporated herein by this reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on the 30th day of September, 1996.


                                       QLOGIC CORPORATION


                                       By: /s/ H.K. Desai
                                           --------------------------------
                                           H.K. Desai, President and
                                           Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary E. Liebl and H.K. Desai, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.


        SIGNATURE                                       TITLE                            DATE
-----------------------------------    --------------------------------------     ------------------


/s/ H.K. Desai                         President, Chief Executive Officer and     September 30, 1996
-----------------------------------    Director (Principal Executive Officer)
H.K. DESAI



/s/ Gary E. Liebl                      Chairman of the Board and Director         September 30, 1996
-----------------------------------
GARY E. LIEBL



/s/ Thomas R. Anderson                 Vice President and Chief Financial         September 30, 1996
-----------------------------------    Officer (Principal Financial Officer
THOMAS R. ANDERSON                     and Accounting Officer)




/s/ James A. Bixby                     Director                                   September 30, 1996
-----------------------------------
JAMES A. BIXBY

        SIGNATURE                                       TITLE                            DATE
-----------------------------------    --------------------------------------     ------------------


/s/ Carol L. Miltner                   Director                                   September 30, 1996
-----------------------------------
CAROL L. MILTNER



/s/ George D. Wells                    Director                                   September 30, 1996
-----------------------------------
GEORGE D. WELLS

                                INDEX TO EXHIBITS



Exhibit Number                     Description                              Page
--------------                     -----------                              ----

4.1 Certificate of Incorporation of Emulex Micro Devices Corporation, dated November 13, 1992 (incorporated by reference to Exhibit 3.1 to Registration Statement on Form 10 [File No. 0-23298] dated January 28, 1994, as amended February 15, 1994).

4.2 EMD Incorporation Agreement, dated as of January 1, 1993 (incorporated by reference to Exhibit 3.2 to Registration Statement on Form 10, Commission File Number 0-23298, dated January 28, 1994, as amended February 15, 1994)

4.3 Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to Registration Statement on Form 10, Commission File No. 0-23298, dated January 28, 1994, as amended February 15, 1994).

4.4 Certificate of Amendment of Certificate of Incorporation of QLogic Corporation (incorporated by reference to Exhibit 4.5 to Registration Statement on Form S-8, Commission File No. 33- 75814, dated February 28, 1994).

4.5 By-laws of QLogic Corporation (incorporated by reference to Exhibit 3.4 to Registration Statement on Form 10, Commission File No. 0-23298, dated January 28, 1994, as amended February 15, 1994, and Exhibit 3.5 to Annual Report on Form 10-K for the fiscal year ended March 31, 1995)

5.1 Opinion of Jeffer, Mangels, Butler & Marmaro LLP as to legality of securities being registered.

24.1   Consent of KPMG Peat Marwick LLP

24.2   Consent of Jeffer, Mangels, Butler & Marmaro LLP.  (See Exhibit 5.1)

25.1   Power of Attorney (contained on page II-2)